EXHIBIT 10.138

                PURCHASE AGREEMENT DATED AUGUST 30, 1996 BETWEEN
                NUOASIS INTERNATIONAL INC. AND VARIOUS PURCHASERS

                               PURCHASE AGREEMENT

DATED:                                                         30th, August 1996

PARTIES:

1.       "NuOasis"                 NuOasis International Inc., a corporation
                                   organized under the laws of the Commonwealth of the Bahamas.

2.       "Purchaser"               Those persons identified on Schedule 1
                                   attached hereto whether one or more, and incorporated herein by reference for all purposes, who agree to be parties to this agreement as evidenced by their execution hereof.

RECITALS:

1.1 On May 25, 1995, Nona Morelli's II Inc., a Colorado corporation ("Nona"), the sole shareholder of NuOasis, acquired from Dragon a forty percent (40%) net profits interest in the gaming operations conducted by Ng, doing business as Dragon Sight International Amusement (Macau) Company ("Dragon") at the Hyatt and Holiday Inn Hotels in Macau, as described in the Assignment annexed hereto as Schedule "2" (the "Interest"); and,

1.2 Nona assigned all of its right, title and interest in the Interest to NuOasis by way of the Assignment dated December 29, 1995, a copy of which is annexed hereto as Schedule 3 (the "Assignment"); and,

1.3 Purchaser wishes to acquire the Interest and, pursuant to the terms hereof, agrees to purchase the Interest from NuOasis.

OPERATIVE PROVISIONS:

1.       Exchange

         On the basis of the representations and warranties herein contained, subject to the terms and conditions set forth herein, and for the Consideration (as defined herein), NuOasis agrees to transfer the
         Interest to Purchaser and Purchaser agrees to transfer the Consideration to NuOasis or its designee.

2.       The Consideration

         The consideration ("Consideration") to be assigned and transferred to NuOasis in exchange for the Interest shall consist of Twenty Million Dollars (USD20,000,000) of marketable securities consisting of not less than Twenty Million (20,000,000) shares of common stock of Nona, or other securities acceptable to NuOasis in its sole discretion.

3.       Effective Date and Closing

         The closing and effective date of the exchange contemplated by this Agreement (the "Closing") shall occur upon such date that the parties have satisfied their respective obligations and covenants contained herein, but shall not be later than 30th September, 1996. At the Closing, Purchaser shall deliver the Consideration to NuOasis and NuOasis shall deliver the Interest to Purchaser, along with any opinions, certificates, exhibits, etc. reasonably requested by the other party.

4.       Representations and Warranties of Purchaser

         Purchaser and each of them, hereby represent and warrant to NuOasis that:

          4.1 It is a corporation duty organised and validly existing as of the date hereof; and

          4.2 It is not defendant or a plaintiff against whom a counterclaim has been made or reduced to judgement. in any litigation or proceedings before any federal, provincial or municipal government, or any department, board, body or agency thereof. which could result in a claim against the Consideration; and

          4.3 This Agreement has been duly executed by in the capacities stated on Schedule 3, and the execution and performance of this-.Agreement will not violate, or result in a breach of, or constitute a default in any agreement, instrument, judgement, order or decree to which Purchaser is a party or to which it maybe subject; and

          4.4 It's right to transfer the Consideration is not in violation of any preemptive rights of any person or of any agreement to which it is bound; and

          4.5 The Consideration will be transferred without any adverse claims to any interest or right by any third party.

          4.6 No representation or warranty contained herein, nor statement in any document, certificate or schedule furnished or to be furnished pursuant to this Agreement by Purchaser or in connection with the transaction contemplated hereby, contains or contained any untrue statement of a material fact, nor does it omit to state a material fact necessary to make any statement of fact contained herein not misleading.

5.       Representations and Warranties of NuOasis

         NuOasis hereby represents and warrants to Purchaser that:

          5.1 This Agreement has been duly executed by NuOasis and the execution and performance of this Agreement will not violate. or result in a breach of, or constitute a default in any agreement, instrument, judgement, order or decree to which the Interest is a party or to which NuOasis is subject; and

          5.2 The Interest is not subject to any claims or causes of action created by or through NuOasis, and NuOasis is not a defendant, nor a plaintiff against whom a counterclaim has been made or reduced to judgement, in any litigation or proceedings before any U.S., federal or state government, or the Commonwealth of the Bahama's, or any department, board, body or agency thereof, involving the Interest as of the date hereof; and

          5.3 NuOasis. and NuOasis has the full right and power to transfer such and enter into and carry out this Agreement; and

          5.4 No representation or warranty contained herein, nor statement in any document, certificate or schedule furnished or to be furnished pursuant to this Agreement by NuOasis, or in connection with the transaction contemplated hereby, contains or contained any untrue statement of a material fact, nor does it omit to state a material fact necessary to make any statement of fact contained herein not misleading.

6.       Availability of Information

         Purchaser and NuOasis represent that, by virtue of their respective business activities and economic bargaining power or otherwise, they have been able to conduct their own due diligence and have had access to or have been furnished with, prior to or concurrently with the execution hereof, the information which they consider to be adequate to make a decision ta exchange the Interest for the consideration.

7.       Termination

         This Agreement may be terminated at anytime prior to the date of Closing by either Purchaser, by unanimous electron in the event of more than one, or by NuOasis if (a) there shall be any actual or threatened action or proceeding by or before any court or any other governmental body which shall seek to restrain, prohibit, or invalidate the transaction contemplated by this Agreement, and which. in the judgment of such party giving notice to terminate and based upon the advice of legal counsel, makes it inadvisable to proceed with the transaction contemplated by this Agreement; or (b) if this transaction has not closed by 30th September, 1996.

8.       Miscellaneous

          8.1 The officers of NuOasis and Purchaser executing this Agreement are duly authorized to do so and each party has taken all action required by law or otherwise to properly and legally execute this Agreement.

          8.2 Any notice under this Agreement shall be deemed to have been sufficiently given if sent by registered or certified mail, postage prepaid, addressed as follows:

               To NuOasis:         NuOasis International Inc.
                                   43 Elizabeth Avenue
                                   Nassau, Bahamas
                                   Telephone: +44 1624 815544
                                   Facsimile: +44 1624 815548

               To Purchaser:       As shown on Schedule 1.

               or to any other address which may hereafter be designated by either party by notice given in such manner. All notices shall be deemed to have been given as of the date of receipt.

          8.3 This Agreement sets forth the entire understanding between the parties hereto and no other prior written or oral statement or agreement shall be recognised or enforced.

          8.4 If a court of competent jurisdiction determines that any clause or provision of this Agreement is invalid, illegal or unenforceable the other clauses and provisions of the Agreement shall remain in full force and effect and the clauses and provision which are determined to be void, illegal or unenforceable shall be limited so that they shall remain in effect to the extent permissible by law.

          8.5 Neither party may assign this Agreement without the express written consent of the other party and any approved assignment shall be binding on and inure to the benefit of such successor or, in the event of death or incapacity, on assignor's heirs, executors, administrators and successors.

          8.6 Notwithstanding that this Agreement was negotiated and is being contracted for in Hong Kong, it shall be governed by the laws of the Commonwealth of the Bahamas, notwithstanding any conflict-of-law Provision to the contrary.

          8.7 If any legal action or other preceding is brought for the enforcement of or to declare any right or obligation under this Agreement or as a result of a breach, default or misrepresentation in connection with any of the provisions of this Agreement, or otherwise because of a dispute among the parties hereto, the prevailing party will be entitled to recover actual attorney's fees (including for appeals and collection) and other expenses incurred in such action or proceeding, in addition to any other relief to which such party may be entitled.

          8.8 Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto and their successors, any rights or remedies under or by reason of this Agreement, unless this Agreement specifically states such intent.

          8.9 It is understood and agreed that this Agreement may be executed in any number of identical counterparts, each of which may be deemed an original for all purposes.

          8.10 At any time, and from time to time after the Closing, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to the Interest and Consideration to be transferred hereunder, or otherwise to carry out the intent and purposes of this Agreement.

          8.11 Purchaser and NuOasis each warrant that none of them have incurred any liability, contingent or otherwise, for brokers' or finders' fees or commissions relating to this Agreement for which the other party or parses shall have responsibility. Except as otherwise provided herein, all fees, costs and expenses incurred by either party relating to this Agreement shall be paid by the party incurring same.

          8.12 Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then theretofore, or thereafter occurring or existing. At any time prior to Closing, this Agreement may be amended by a writing signed by all parties hereto.

          8.13 The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.



SIGNED AND DELIVERED as a DEED                                )
                                                              )
by:  /s/  D.L. Colquitt      (a Director)                     )
     -----------------------------------                      )
for and on behalf of First Directors Limited                  )
                                                              )
and: /s/  R.B. Emery        (a Director)                      )
     -----------------------------------                      )
for and on behalf of First Directors Limited                  )
                                                              )
on behalf of                                                  )
NUOASIS INTERNATIONAL INC.                                    )

SIGNED AND DELIVERED as a DEED                                )
                                                              )
by:                        (a Director)                       )
                                                              )
and:                       (a Director)                       )
                                                              )
on behalf of                                                  )
PERFECT WAY INVESTMENT LIMITED                                )
/s/  PERFECT WAY INVESTMENT LIMITED                           )


                                             (Continued on next page)

                                            (Signature page continued)


SIGNED AND DELIVERED as a DEED                                )
                                                              )
by:                        (a Director)                       )
                                                              )
and:                       (a Director)                       )
                                                              )
on behalf of                                                  )
RISEN INVESTMENT LIMITED                                      )
/s/  RISEN INVESTMENT LIMITED                                 )


SIGNED AND DELIVERED as a DEED                                )
                                                              )
by:                        (a Director)                       )
                                                              )
and:                       (a Director)                       )
                                                              )
on behalf of                                                  )
SHARP PROFIT INVESTMENT LIMITED                               )
/s/  SHARP PROFIT INVESTMENT LIMITED                          )


SIGNED AND DELIVERED as a DEED                                )
                                                              )
by:                        (a Director)                       )
                                                              )
and:                       (a Director)                       )
                                                              )
on behalf of                                                  )
SUNNING STAR ENTERPRISES LIMITED                              )
/s/  SUNNING STAR ENTERPRISES LIMITED                         )


SIGNED AND DELIVERED as a DEED                                )
                                                              )
by:                        (a Director)                       )
                                                              )
and:                       (a Director)                       )
                                                              )
on behalf of                                                  )
UP FIELD INVESTMENT LIMITED                                   )
/s/  UP FIELD INVESTMENT LIMITED                              )


SIGNED AND DELIVERED as a DEED                                )
                                                              )
by:                        (a Director)                       )
                                                              )
and:                       (a Director)                       )
                                                              )
on behalf of                                                  )
WORLDFIX INVESTMENT LIMITED                                   )
/s/  WORLDFIX INVESTMENT LIMITED                              )

                                             (Continued on next page)

                                            (Signature page continued)


SIGNED AND DELIVERED as a DEED                                )
                                                              )
by:                        (a Director)                       )
                                                              )
and:                       (a Director)                       )
                                                              )
on behalf of                                                  )
DRAGON STAR SECURITIES LIMITED                                )
/s/  DRAGON STAR SECURITIES LIMITED                           )


SIGNED AND DELIVERED as a DEED                                )
                                                              )
by:                        (a Director)                       )
                                                              )
and:                       (a Director)                       )
                                                              )
on behalf of                                                  )
                                                              )


SIGNED AND DELIVERED as a DEED                                )
                                                              )
by:                        (a Director)                       )
                                                              )
and:                       (a Director)                       )
                                                              )
on behalf of                                                  )
                                                              )

                                  SCHEDULE "1"
                            TO THE PURCHASE AGREEMENT
                              DATED 30, AUGUST 1996


                                    PURCHASER

                                        Description of Securities Constituting
Name                                    the Consideration
------------------------------------    ---------------------------------------

PERFECT WAY INVESTMENT LIMITED
Rm. 1406, Eastern Commercial Centre,
393-407 Hennessy Road,
Causeway Bay,
Hong Kong

RISEN INVESTMENT LTD
Rm. 3002, 3/F,
Diamond Square,
Shun Tak Centre,
200 Connaught Road,
Central, Hong Kong

SHARP PROFIT INVESTMENT LIMITED
Rm. 3078, 3/F,
Diamond Square,
Shun Tak Centre,
200 Connaught Road,
Central, Hong Kong

SUNNING STAR ENTERPRISES LTD
Rm. 3078, 3/F,
Diamond Square,
Shun Tak Centre,
200 Connaught Road,
Central, Hong Kong

UP FIELD INVESTMENT LTD
Rm. 3078, 3/F,
Diamond Square,
Shun Tak Centre,
200 Connaught Road,
Central, Hong Kong

WORLDFIX INVESTMENT LTD
Rm. 3002-3006, 3/F,
Shun Tak Centre,
200 Connaught Road,
Central, Hong Kong

DRAGON STAR INVESTMENTS LTD
9/F, 1 Robinson Road,
Hong Kong